UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2020

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Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.          Other Events.

As previously disclosed, on December 20, 2019, Rocky Mountain Chocolate Factory, Inc. (the “Company”) entered into a strategic alliance (the “Strategic Alliance”) with Edible Arrangements, LLC (“EA”) and Farids & Co. LLC (“Farids”), pursuant to which, among other things, the Company became the exclusive provider of certain branded chocolate products to EA, its affiliates and its franchisees. In connection with the Strategic Alliance, the Company entered into a strategic alliance agreement (the “Agreement”) with EA and Farids, pursuant to which, among other things, the Company agreed to issue and sell 126,839 shares (the “Purchased Shares”) of the Company’s common stock to Farids, subject to the satisfaction of certain customary closing conditions.

On April 20, 2020, Farids notified the Company that Farids would not be purchasing the Purchased Shares as the Company was unable to make the representation set forth in Section 3.1(g) of the Agreement, which was a condition to the issuance and sale of the Purchased Shares. The impact of the coronavirus pandemic (COVID-19) and the resulting governmental shelter-in-place orders and economic shutdown have created a material adverse change in the financial condition and business of the Company since the date of its most recent financial statements included in its SEC Reports (as defined in the Agreement). The other terms of the Agreement and the Strategic Alliance remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: April 24, 2020	By:	/s/ Bryan J. Merryman
	Name:	Bryan J. Merryman
	Title:	Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors